UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

October 15, 2024

Date of Report (Date of earliest event reported)

W. P. Carey Inc.

(Exact name of Registrant as specified in its charter)

Maryland	001-13779	45-4549771
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

395 9th Avenue, 58th Floor

New York, New York 10001

(Address of Principal Executive Offices) (Zip Code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	WPC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

On October 14, 2024, W. P. Carey Inc.’s tenant, True Value Company, L.L.C. (“True Value”), announced that it has initiated voluntary Chapter 11 proceedings in the U.S. Bankruptcy Court for the District of Delaware and that it had entered into an agreement to sell substantially all of its business operations to Do it Best Corp.

As of June 30, 2024, W. P. Carey net leased nine properties to True Value through two master leases and three individual leases that generated total annualized base rent (“ABR”) of $18.7 million (ranking it as W. P. Carey’s 15th largest tenant), and had a weighted-average lease term of 14.1 years.

True Value is current on rent through October 2024.

Properties net leased to True Value comprised the following (as of June 30, 2024):

Property Type	City	State	ABR	ABR %	Square Footage	Lease Structure
Distribution (Warehouse)	Springfield	OR	$2,828	0.2%	548	Master Lease 1
Distribution (Warehouse)	Jonesboro	GA	2,474	0.2%	619	Master Lease 1
Distribution (Warehouse)	Kingman	AZ	1,460	0.1%	372	Master Lease 1
Distribution (Warehouse)	Corsicana	TX	3,118	0.2%	775	Master Lease 2
Distribution (Warehouse)	Woodland	CA	1,691	0.1%	359	Master Lease 2
Distribution (Warehouse)	Kansas City	MO	1,571	0.1%	415	Master Lease 2
Manufacturing (Industrial)	Cary	IL	2,486	0.2%	571	Individual Lease
Distribution (Warehouse)	Westlake	OH	2,021	0.2%	392	Individual Lease
Distribution (Warehouse)	Mankato	MN	1,057	0.1%	310	Individual Lease
			$18,707	1.4%	4,362

ABR and square footage in thousands. Pro rata.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 15, 2024	W. P. Carey Inc.

	By:	/s/ Jason E. Fox
Jason E. Fox
Chief Executive Officer